Exhibit 8.2

Tyco International Ltd.

Victor Von Bruns-Strasse 21

Neuhausen Am Rheinfall, CH-8212

Switzerland

Tyco International plc

Melbourn Road

Bishopstown

County Cork

Ireland

Zurich, 16 May 2014

Ladies and Gentlemen:

We have acted as Swiss tax advisor to Tyco International Ltd. (“Tyco Switzerland”), a corporation limited by shares (Aktiengesellschaft) organized under the laws of Switzerland and Tyco International plc (“Tyco Ireland”), a public limited company organized under the laws of Ireland and a wholly owned subsidiary of Tyco Switzerland, in connection with the proposed merger (the “Merger”) of Tyco Switzerland, with and into Tyco Ireland, as described in the registration statement on Form S-4 filed by Tyco Ireland with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”) in connection with the Merger (including the proxy statement/prospectus that forms a part thereof, the “Registration Statement”), and pursuant to the merger agreement to be entered into by Tyco Switzerland and Tyco Ireland (the “Merger Agreement”) that is attached as an exhibit to the Registration Statement of Tyco Ireland on Form S-4 (the “Registration Statement”). At your request, and in connection with the filing of the Registration Statement we are rendering our opinion concerning certain Swiss tax matters. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

In connection with this opinion, and with the consent of Tyco Switzerland and the consent of Tyco Ireland, we are relying upon (without any independent investigation or review thereof other than such investigations and reviews as we have deemed necessary to fulfill our professional responsibilities as Swiss tax advisor) the truth and accuracy, at all relevant times, of the statements, representations, and warranties as to factual matters contained in the following documents:

(a) The Merger Agreement.

(b) The Registration Statement.

PricewaterhouseCoopers Ltd, Birchstrasse 160, Postfach, CH-8050 Zürich, Switzerland

Telephone: +41 58 792 44 00, Facsimile: +41 58 792 44 10, www.pwc.ch

PricewaterhouseCoopers Ltd is a member of the global PricewaterhouseCoopers network of firms, each of which is a separate and independent legal entity.

(c) Tax ruling obtained from the Swiss Federal Tax Administration on the tax neutrality of the Merger with respect to the Swiss withholding tax and stamp taxes; Tax ruling obtained from the competent Cantonal Tax Administration on the tax treatment of the Merger with respect to the Federal income tax consequences (the “Rulings”).

For purposes of this opinion, we have assumed, with your permission and without independent investigation, (i) that the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, without the waiver of any conditions to any party’s obligation to effect the Merger, (ii) that documents submitted to us as original documents (including signatures) are authentic, (iii) that documents submitted to us as copies conform to the original documents, (iv) that there has been (or will be by the date of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of those documents, (v) that the covenants set forth in the Merger Agreement will be complied with and (vi) that all requirements stipulated in the Rulings are (or will be by the date of the Merger) met and the Merger will be completed in accordance with the Rulings.

Furthermore, we have assumed, with your permission and without independent investigation (other than such investigations as we have deemed necessary to fulfill our professional responsibilities as Swiss tax advisor), that, as to all matters in which a person making a representation has represented that such person or a related party is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement to take action, there is in fact no plan, intention, understanding, or agreement, and such action will not be taken.

Based upon and subject to the foregoing, the discussion in the Registration Statement contained under the heading “Material Tax Considerations – Swiss Tax Considerations” is on the date hereof and subject to limitations, qualifications and assumptions described in this opinion and insofar as it addresses matters of Swiss or Schaffhausen tax law or considerations, an accurate summary in all material respects of the tax matters purported to be described under the heading “Material Tax Considerations – Swiss Tax Considerations”.

Our opinion expressed herein is based upon existing law, regulations, administrative pronouncements, and judicial authority, all as in effect as of today’s date. This opinion represents our best judgment as to the matters addressed herein, but is not binding on the Swiss tax authorities or the courts. Accordingly, no assurance can be given that the opinion expressed herein, if contested, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion. We have investigated the tax laws of Switzerland as referred to herein, and this opinion is given with respect to these Swiss tax laws and in no respect to any other matter. Our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions. We undertake no responsibility to advise you of any future change in the matters stated or assumed herein or in Swiss tax laws or the application or interpretation thereof.

We are furnishing this opinion under Swiss law solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the references to this opinion in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

PricewaterhouseCoopers Ltd

/s/ Martin Büeler	/s/ Urs Landolf

Martin Büeler	Urs Landolf
Partner	Partner

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